BEVERLY NATIONAL CORPORATION
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                                      For

                               Lawrence M. Smith

                               December 24, 1996




















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


                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

  THIS AGREEMENT, made and entered into this 24th day of December, 1996 by and between Beverly National Corporation, its subsidiaries and affiliates, (hereinafter called the "Corporation") and Lawrence M. Smith (hereinafter called the "Executive").
                                   WITNESSETH:

  WHEREAS, the Executive has been in the employ of the Corporation and/or its subsidiaries and is now serving the Corporation as its President and Chief Executive Officer; and,

  WHEREAS, because of the Executive's experience, knowledge of affairs of the Corporation, and reputation and contacts in the industry, the Corporation deems the Executive's continued employment with the Corporation important for its future growth; and,

  WHEREAS, it is the desire of the Corporation and in its best interest that the Executive's service be retained; and,

  WHEREAS, in order to induce the Executive to continue in the employ of the Corporation and in recognition of his past service, the Board of Directors voted on December 10, 1996 to authorize the Corporation to enter into an Agreement to provide him certain benefits;

  NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

                                    ARTICLE ONE

  1.01 Employment. The Corporation may employ the Executive in such capacity as the Corporation may from time to time determine. Notwithstanding anything contained herein, this Agreement is not an agreement of employment and nothing herein shall restrict the Corporation concerning the terms and conditions of the Executive's employment.

  The benefits provided by this Agreement are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                    ARTICLE TWO

  2.01  Normal Retirement Benefits.

  (a) If the Executive shall continue in the employment of the Corporation until the first of the month coincident with or next following his sixtieth (60th) birthday (hereinafter referred to as the "Normal Retirement Date"), he shall be entitled to a Normal Retirement Benefit, determined as of the effective date of his actual retirement and continuing for twenty (20) years, payable monthly, in the annual amount of sixty percent (60%) of his Benefit Computation Base (hereinafter defined), reduced by the sum of (1), (2) and (3) below.

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        1.     Fifty percent (50%) of the Executive's (actual or projected)
               annual primary social security retirement benefit projected as of the Executive's social security normal retirement age based on his Benefit Computation Base in effect on the date of termination of the Executive's employment with the Corporation;

        2. The annual amount of benefits payable to the Executive (or his beneficiaries) at the Normal Retirement Date calculated on a single life annuity basis from any qualified defined benefit pension plan maintained and funded by the Corporation, as such plan or plans may be amended or modified from time to time;

        3. The annual amount of benefits payable at the Normal Retirement Date calculated on a single life annuity basis from any other non-qualified supplemental retirement plan maintained and funded by the Corporation, as such plan or plans may be amended or modified from time to time.

  (b)  If the Executive has (or will have) completed fewer than twenty-five
       (25) years (or 300 months) of service with the Corporation as of his Normal Retirement Date, then the Normal Retirement Benefit shall be the amount determined by multiplying the amount which would otherwise be the Normal Retirement Benefit under paragraph (a) above, by a fraction, not to exceed one (1), the numerator of which is the actual number of months of the Executive's employment with the Corporation, and the denominator of which is three hundred (300) months.

  2.02 Benefit Computation Base. The Executive's Benefit Computation Base shall be the average of the Executive's annual compensation (including base salary, bonus, and any salary reduction amounts pursuant to Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended) paid during the thirty-six (36) consecutive calendar months during the Executive's period of employment by the Corporation in which such compensation is the highest.

  2.03 Accrued Benefit. As used herein for the purposes of Section 3.01, 4.01, 5.01, or 5.02, the term "Accrued Benefit" shall mean the benefit amount the Executive would be entitled to under Section 2.01, commencing at the Executive's Normal Retirement Date with the following exceptions:

        1. The event of (a) death, (b) disability, (c) termination of employment, (d) early retirement, or (e) merger, consolidation or sale (in the event of (e), as modified by Section 10.1 hereof) as the case may be, the benefit to which the Executive will be entitled shall be determined by multiplying the Normal Retirement Benefit amount by a fraction, not to exceed (1), the numerator of which is the actual number of months of the Executive's employment with the Corporation, and the denominator of which is three hundred (300) months. The Corporation recognizes and acknowledges that the Executive has been employed for three hundred (300) months.


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        2.     If the Executive employment terminates for any reason prior to his Normal Retirement Date, in calculating his Accrued Benefit,
               (i) the offset for primary social security retirement benefit shall be calculated on the basis of the amount projected to be payable at the Executive's social security normal retirement age assuming continued earnings by the Executive at the rate in effect at termination of employment until the Executive's social security normal retirement age; (ii) the offset for any qualified defined benefit plan shall be calculated on the basis of the Executive's accrued benefit in said plan upon termination of employment projected to be payable at the Executive's Normal Retirement Date; and (iii) the offset for any other non-qualified supplemental retirement plan shall be calculated on the basis of the Executive's accrued benefit in said plan upon termination of employment projected to be payable at the Executive's Normal Retirement Date.

  2.04 Optional Forms of Payment. In lieu of the twenty (20) year certain payments provided in Section 2.01 above, or whenever an Accrued Benefit is payable under Section 4.01 or 5.01 of this Agreement, the Executive may elect in the calendar year prior to the calendar year in which payments are to begin, an optional form of payment which shall be the actuarial equivalent (factors defined in the Corporation's qualified defined benefit pension plan) of the said twenty (20) year certain payments. The optional form of payment shall be any optional form of payment which is provided to the Executive under the terms of the Corporation's qualified defined benefit pension plan.

                                   ARTICLE THREE

  3.01  Death of Executive.
 (a) If the Executive dies while employed by the Corporation but prior to the commencement of the payment of benefits under Section 2.01, 4.01, 5.01, 5.02, or 10.01, the Corporation will pay to the Executive's named beneficiaries, for a period of twenty (20) years certain commencing on the first day of the month next following the delivery to the Corporation of a death certificate, a total annual amount equal to the Accrued Benefit as of the Executive's date of death.

 (b) If the Executive dies following the commencement of the payment of benefits under Section 2.01, 4.01, 5.01, 5.02, or 10.01, such payment of benefits shall continue to the named beneficiaries of the Executive until all such benefits have been paid.

 (c) If the Executive dies following the termination of his employment with the Corporation and prior to the commencement of the payment of benefits under Section 2.01, 4.01, 5.01, 5.02, or 10.01, the
        Corporation shall pay to the Executive's named beneficiaries an annual benefit which shall be the Executive's Accrued Benefit as of the date of his termination of his employment. Such benefits shall be payable monthly, commencing on the first day of the month next following the Normal Retirement Date, or any date prior to the Normal Retirement Date approved by the Corporation, and continuing for twenty (20) years.

  3.02 Beneficiaries. The Executive may designate, in writing to the Corporation, one or more beneficiaries. If no beneficiary is so named or if no named beneficiary is living at the time a payment is due, benefit payments shall be made, when due, to the Executive's estate.

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                                   ARTICLE FOUR

  4.01 Disability Prior to Retirement. In the event the Executive shall become disabled, the Corporation will pay no disability benefits hereunder. Disability benefits (if any) will be paid to the Executive through such insurance programs as may be sponsored by the Corporation. Upon the Executive's attainment of the Normal Retirement Date, the Executive shall commence receiving payment of his Accrued Benefit determined as of the date of the disability. The Accrued Benefit shall be paid monthly, for twenty (20) years certain commencing on the first day of the month following the later of the termination of such benefits or the Normal Retirement Date, or in the manner provided in Section 2.04.

  4.02 Re-employment Following Disability. In the event the Executive returns to work with the Corporation after terminating employment because of disability, this Agreement shall continue in full force and effect as though such disability had not occurred.

                                   ARTICLE FIVE

  5.01 Early Retirement, Termination of Service or Discharge. Except to the extent otherwise provided in Sections 5.03 and 5.04, in the event that the Executive's employment with the Corporation is terminated, voluntarily or involuntarily, before the Executive attains the Normal Retirement Date, for reasons other than death or disability, the Executive shall be entitled to an annual benefit, which shall be his Accrued Benefit as of the date of his termination of employment. Such benefit shall be payable monthly, commencing on the first day of the month next following the Normal Retirement Date and continuing for twenty (20) years. The Executive may elect to receive such benefit provided in this Section 5.01 prior to the Normal Retirement Date at any date between age 55 and the Normal Retirement Date. Such early commencement will result in a .25 percent reduction for each month payment commences prior to age 60.

  5.02 Optional Forms of Payment. In lieu of the twenty (20) year certain payments provided in Section 5.01, the benefits payable under such Sections may be payable in the manner provided in Section 2.04.

  5.03 Employment by Competition. Anything to the contrary in this Agreement notwithstanding, in the event that either (a) prior to the Normal Retirement Date, the Executive's employment with the Corporation, shall have terminated for whatever reason or (b) after he shall have begun to receive benefits under this Agreement, and in either such event the Executive shall compete with the business of the Corporation, then all payments which might otherwise be due and payable hereunder shall be immediately forfeited and all rights of the Executive and his beneficiaries hereunder shall become void. The Executive will be deemed to have competed with the business of the Corporation if, during the one-year period following termination of his employment with the Corporation, he, directly or indirectly, whether as partner, shareholder (other than as the owner of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, agent, employee, co-venturer, or otherwise, or through any Person (as hereafter defined),

         (i) competes in the Corporation's market area (defined as the area within 20 miles of any branch or facility of the Corporation) with, or is employed in such market area by a Person which competes with, the banking or any other business conducted by the Corporation during the period of his employment,
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
         (ii) attempts to hire any employee of the Corporation, assist in such hiring by any other Person, or encourages any such employee to terminate his relationship with the Corporation, or

         (iii) solicits or encourages any customer of the Corporation to terminate its relationship with the Corporation or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Corporation.

  For purposes of this Section 5.03, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, and shall include an affiliate office within the Corporation's "market area" as defined in Section 5.03 above of a Person whose headquarters or parent organization is located outside the "market area" as so defined.

  5.04 Forfeiture. Anything to the contrary in this Agreement notwithstanding (other than Section 10.01), benefits under this Agreement shall be immediately forfeited and all rights of the Executive and his beneficiaries hereunder shall become null and void, if the Executive's employment with the Corporation is terminated for cause. For this purpose, a termination shall be a termination for "Cause" only if the termination is for one or more of the following:

         (i) the willful and continued failure of him to substantially perform his duties (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to him by the Corporation or the Board which specifically identifies the manner in which such Board believes that he has not substantially performed his duties, or

         (ii) willful misconduct by him which is materially injurious to the Corporation monetarily or otherwise.

  For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation.

  Notwithstanding the foregoing, he shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Corporation or the Board at a meeting of such Board called and held for the purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such Board), finding that in the good faith opinion of such Board he was guilty of conduct set forth above in clauses (i) or (ii) of this
Section 5.04 and specifying the particulars thereof in detail.



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                                     ARTICLE SIX

  6.01 Interest. Any payment that is required to be made hereunder that is delayed beyond the date specified in this Agreement shall bear interest at a variable rate which shall be the rate of interest on one year U.S. Treasury Bills determined at the first auction of each calendar year or part thereof during the period of which interest is to be applied to any obligation hereunder.

                                    ARTICLE SEVEN

  7.01 Alienability. Neither the Executive, nor any beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, or otherwise.

                                    ARTICLE EIGHT

  8.01 Participation in Other Plans. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit sharing, group insurance, bonus or any other employee plan or plans which the Corporation may have or hereafter have.

                                    ARTICLE NINE

  9.01  Funding.
  (a) The Corporation reserves the right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Agreement or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts. Should the Corporation elect to insure this Agreement, in whole or in part, through the medium of insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy or annuity. At no time shall the Executive be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity contracts or the proceeds therefrom.

  (b) Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this Agreement.

  (c) If the Corporation purchases a life insurance or annuity policy on the life of the Executive, the Executive agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests (at the Corporation's expense) which may be necessary, and generally cooperate with the Corporation in securing such policy.

  (d) To the extent the Executive acquires a right to receive benefits under this Agreement, such right shall be equivalent to the right of an unsecured general creditor of the Corporation.

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                                     ARTICLE TEN

  10.01 Reorganization. The Corporation shall not merge or consolidate into or with another corporation if such merger or consolidation shall result in the other corporation being the survivor corporation, nor shall it sell substantially all of its assets to another corporation, firm or person, unless and until:

  (a) The Executive and such other corporation, firm or person agree (i) that if the Executive is then employed by the Corporation, he shall continue in the employ of the succeeding, continuing or acquiring corporation, firm or person, and (ii) that such other corporation, firm or person agrees in writing without further qualification to assume and discharge the obligations of the Corporation under this Agreement, or;

  (b) If the Executive and such corporation, firm or person do not agree (i) that the Executive if then employed by the Corporation shall continue in the employ of such corporation, firm or person, and (ii) such corporation, firm or person does not so agree to assume and discharge such obligations, the Corporation shall pay to the Executive, in one lump sum, his Accrued Benefit as of the date of such merger, consolidation or sale. All calculations of the Accrued Benefit, for purposes of this Section 10.1(b), shall further be discounted to present value in accordance with the actuarial tables used in the Corporation's defined benefit pension plan.

  Upon the occurrence of any such event and the written unqualified assumption of the obligations of the Corporation by such successor corporation, firm or person, the term "Corporation" as used in this Agreement shall be deemed to refer to such successor or survivor corporation, firm or person.

                                     ARTICLE ELEVEN

  11.01 Benefits and Burdens. This Agreement shall be binding upon and inure to the benefit of the Executive and his personal representatives, the Corporation, and any successor organization which shall succeed to substantially all of the Corporation's assets and business without regard to the form of such succession.

  11.02 Corporation. As used in this Agreement, Corporation shall mean the Beverly National Corporation, a Massachusetts Corporation, and any affiliated entity, successor organization, parent, subsidiary or holding company.



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                                     ARTICLE TWELVE

  12.01 Communications. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by First Class mail, as the case may be:

                 To the Corporation:
                                    c/o Clerk of the Corporation
                                    Beverly National Corporation
                                    240 Cabot Street
                                    Beverly, MA 01915

                 To the Executive:
                                    Lawrence M. Smith
                                    85 Grover Street
                                    Beverly, MA 01920

 Each party shall have the right by written notice to change the place to which any notice may be addressed.

                                   ARTICLE THIRTEEN

  13.01 Claims Procedure. In the event that benefits under this Agreement are not paid to the Executive (or his beneficiary in the case of the Executive's death), and such person feels entitled to receive them, a claim shall be made in writing to the Corporation within sixty (60) days after written notice from the Corporation to the Executive or his beneficiary or personal representative that payments are not being made or are not to be made under this Agreement. Such claim shall be reviewed by the Corporation. If the claim is approved or denied, in full or in part, the Corporation shall provide a written notice of approval or denial within sixty (60) days from the date of receipt of the claim setting forth the specific reason for denial, specific reference to the provision of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired. If a claim is denied (a claim shall be deemed denied if the Corporation does not take action within the aforesaid sixty (60) day period) and a review is desired, the Executive (or beneficiary in the case of the Executive's death), shall notify the Corporation in writing within twenty (20) days. In requesting a review, the Executive or his beneficiary may review this Agreement or any document relating to it and submit any written issues and comments he may feel appropriate. In its sole discretion the Corporation shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based.

  Any decision of the Corporation shall not be binding on the Executive, his personal representative, or any beneficiary without consent, nor shall it preclude further action by the Executive, his personal representatives or beneficiary.


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                                   ARTICLE FOURTEEN

  14.01 Entire Agreement. This instrument may be altered or amended only by written agreement signed by the parties hereto.

  14.02 Jurisdiction. The parties, terms and conditions of this Agreement are subject to and shall be governed by the laws of the Commonwealth of Massachusetts.

  14.03 Gender. Any reference in this Agreement to the masculine shall be deemed to include the feminine where the context so requires.

  14.04 Operation of Law on Corporation's Obligations. In the event that any governmental entity promulgates any statute, rule, regulation, policy or order which restricts or prohibits the Corporation from making payments or affects any operation of the Agreement to the Executive under this Agreement, then the Corporation's obligations to make payments to the Executive (or his beneficiary) hereunder shall terminate or be restricted or suspended (consistent with such law or binding regulation, policy or order) for so long as such restriction or prohibition applies to the Corporation. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of any applicable law or binding regulation, policy or order. Provisions other than payment provisions which are found to be invalid or illegal will not be given effect and the Agreement will be enforced as if those provisions had never been inserted.

  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its duly authorized officer and its Corporate Seal affixed at Beverly, Massachusetts the day and year first above written.

Attest:                                 BEVERLY NATIONAL CORPORATION

/s/ John L. Good III                       /s/ Julia L. Robichau
__________________________              By__________________________
Chairman, Compensation Committee            Vice President & Clerk
of the Board of Directors

/s/ Julia L. Robichau                      /s/ Lawrence M. Smith
__________________________              ____________________________
Witness                                 Executive

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                              AMENDED AND RESTATED

                    SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

     THIS AGREEMENT, made and entered into this 24 day of December, 1996 by and between Beverly National Corporation, its subsidiaries and affiliates (hereinafter called the"Corporation") and Lawrence M. Smith(hereinafter called the "Executive").

                                    WITNESSETH:

     WHEREAS, the Executive has been in the employ of the Corporation and/or its subsidiaries and is now serving the Corporation as its President;and,

     WHEREAS, because of the Executive's experience, knowledge of affairs of the Corporation, and reputation and contacts in the industry, the Corporation deems the Executive's continued employment with the Corporation important for its future growth; and,

     WHEREAS, it is the desire of the Corporation and in its best interest that the Executive's service be retained;and,

     WHEREAS, the Corporation's subsidiary has entered into a Supplemental Executive Retirement Agreement with Executive on December 15, 1994 (the "1994 SERP"), and the Corporation is comtemporaneously entering into a further Supplemental Executive Retirement Agreement weith Executive (the "1996 SERP"), and in connection therewith wishes to amend and restate the 1994 SERP in its entirety;

     NOW, THEREFORE in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, the 1994 SERP is hereby amended and restated in its entirety as follows:
                                    ARTICLE ONE

1.01     RETIREMENT BENEFITS.
         (A) For each calendar year 1994 through 1996 during which Executive remains in the full-time employ of the Corporation, the Corporation shall pay to Executive, at his Normal Retirement Date (as defined in the 1996 SERP) a retirement benefit equal to $26,885, together with a payment in lieu of interest as hereinafter provided. In the event the last fiscal year of Executive's employment is less than a full calendar year, the retirement benefit payable to Executive at Normal Retirement Date shall be a pro rata portion of $26,885. In the event and during any period the Corporation has not established a Rabbi Trust for all or any portion of this supplemental retirement benefit, the retirement benefit shall be increased by an amount equivalent to interest at the rate of 6% per annum, for the period from the deemed payment date or dates (selected by the Corporation) during the year with respect to which the benefit is earned until paid to Executive or contributed to a Rabbi Trust;

         (B) In the event the Corporation elects to establish a Rabbi Trust.; any portion of this supplemental retirement benefit, Executive shall also be paid, at Normal Retirement Date, all earnings of such trust attrubutable to the benefit provided under this agreement, net of taxes and expenses.

                                   RA11

                                     ARTICLE TWO

2.01 Payment. Payment shall be made at the times, in the amounts and on the terms and conditions provided in the 1996 SERP, including particularly Articles Three, Four and Five thereof.

                                     ARTICLE THREE

3.01 Interest. Any payment that is required to be made hereunder that is delayed beyond the date specified in this agreement shall bear interest at a variable rate which shall be the rate of interest on one-year U.S. Treasury Bills determined at the first auction of Each Calandar year on part thereof during the period of which interest is to be applied to any obligation.

                                     ARTICLE FOUR

4.01 Alienability. Neither the Executive, nor any beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony, or separate maintenance, owed by the Executive or her beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, or otherwise.

                                     ARTICLE FIVE

5.01 Participation in Other Plans. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privleges of the Executive to participate in and be covered by any pension, profit sharing, group insurance, bonus or any other employee plan or plans which the Corporation may have or hereafter have.

                                      ARTICLE SIX

6.01  Funding.

     (a) The Corporation reserves the right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Agreement or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts. Should the Corporation elect to insure this Agreement, in whole or in part, through the medium of insurance of annuities, or both, the Corporation shall be the owner and beneficiary of the policy or annuity. At no time shall the Executive be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity contracts or the proceeds therefrom.

     (b) Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this agreement.

     (c) If the Corporation purchases a life insurance or annuity policy on the life of the Executive, the Executive agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests (at the Corporation's expense) which may be necessary, and generally cooperate with the Corporation in securing such policy.

                                    RA12

     (d) To the extent the Executive acquires a right to receive benefits under this Agreement, such right shall be the right of an unsecured general creditor of the Corporation.

                                     ARTICLE SEVEN

7.01 Benefits and Burdens. This Agreement shall be binding upon and inure to the benefit of the Executive and his personal representatives, the Corporation and any successor organization whish shall succeed to substantially all of the Corporation's assets and business without regard to the form of such succession.

7.02 Corporation. As used in this Agreement, Corporation shall mean Beverly National Corporation, a Massachusetts corporation, its subsididary, Beverly National Bank, a national banking association, and any affiliated entity, successor organization, parent, subsidiary, or holding company.

                                     ARTICLE EIGHT

8.01 Communications. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by First Class mail, as the case may be:

                To the Corporation:
                               c/o Clerk of the Corporation
                               Beverly National Corporation
                               240 Cabot Street
                               Beverly, Massachusetts 01915

                To the Executive:
                               Lawrence M. Smith
                               85 Grover Street
                               Beverly, Massachusetts 01915

Each party shall have the right by written notice to change the place to which any notice may be addressed.


                                    RA13

                                     ARTICLE NINE

9.01 Claims Procedure. In the event that benefits under this Agreement are not paid to the Executive (or his beneficiary in the case of hte Executive's death), and such person feels entitled to receive them, a claim shall be made in writing to the Corporation within sixty (60) days after written notice from the the Corporation to the Executive or his beneficiary or personal representative that payments are not being made or are not to be made under this Agreement. Such claim shall be reviewed by the Corporation. If the claim is approved or denied, in full or in part, the Corporation shall provide a written notice of approval of denial within sixty (60) days from the date of receipt of the claim setting forth the specific reason for denial, specific reference to the provision of this Agreement upon which the denial is based, and any additional material or information necessary to ferfect the claim, if any. Also, such written notice shall indicate that steps to be taken if a review of the denial is desired. If a claim is denied (a claim shall be deemed denied if the Corporation does not take action within the aforesaid sixty (60) day period) and a review is desired, the Executive (or beneficiary in the case of the Executive's death), shall notify the Corporation in writing within twenty (20) days. In requesting a review, the Executive or his beneficiary may review this Agreement or any document relating to it and submit any written issues and comments he or she may feel appropriate. In its sole discretion the Corporation shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based.

Any decision of the Corporation shall not be binding on the Executive, his personal representative, or any beneficiary without consent, nor shall it preclude further action by the Executive, her personal representatives of beneficiary.

9.02 Arbitration. All claims, disputes and other matters in questions between the party hereto arising out of or relating to this Agreement or the breach thereof may be decided by arbiration with the express mutual consent of the Executive and the Corporation in accordance with the Rules of the American Arbitration Association then obtaining, subject to the limitations and restrictions stated below. This Agreement to arbitrate and any other agreement or consent to arbitrate entered inot in accordance herewith will be specifically enforceable under the prevailign arbitration law of any court having jurisdiction.

Notice of demand for arbitration must be filed in writing with the other parties to this Agreement and with the American Arbitration Association. The demand must be made within a reasonable time after the claim, dispute or other matter in question has arisen. in no event may the demand for arbitration be made after institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

The award rendered by the arbitrators will be final, not subject to appeal and judgement may be entered upon it in any court having jurisdiction thereof.


                                   RA14
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                                     ARTICLE TEN

10.01 Entire Agreement. This instrument may be altered or amended only by written agreement sighned by the parties hereto.

10.02 Jusrisdiction. The parties, terms and conditions of this Agreement are subject to and shall be governed by the laws of the Commonwealth of Massachusetts.

10.03 Gender. Any references in this agreement to the masculine shall be deemed to include the feminine where the contest so requires.

10.04 Operation of Law on Corporation's obligations. In the event that any governmental entity promulgates any statute, rule, regualation, policy or order which restricts or prohibits the Corporation from making payments to the Executive under this Agreement, then the Corporation's obligations to make payments to the Executive (or her beneficiary) hereunder shall terminate or be restricted or suspended (consistent with such law or binding regulation, policy or order) for so long as such restriction or prohibition applies to the Corporation. Nothing in this Agreement is intended to requrire or shall be construed as requiring the Corporation to do or fail to do any act in violation of any applicable law or binding regulation, policy or order.

  IN WITNESS WHEREOF,the Corporation, Executive and Corporation's subsidiary have each caused this Agreement to be duly executed, under seal, at Beverly, Massachusetts the day and year first above written.

ATTEST:                                   BEVERLY NATIONAL CORPORATION

/s/ John L. Good III                          /s/ Julia L. Robichau
________________________                  By__________________________
Chairman, Compensation                       Vice President & Clerk
Committe of the Board
of Directors

ATTEST                                     BEVERLY NATIONAL BANK

/s/ Julia L. Robichau                         /s/ Lawrence M. Smith
________________________                   By_________________________
Witness                                       Lawrence M. Smith

                                   RA15
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